Exhibit 10.3

TAX RECEIVABLE AGREEMENT

among

NATIONAL CINEMEDIA, INC.,

NATIONAL CINEMEDIA LLC,

REGAL CINEMEDIA HOLDINGS, LLC,

CINEMARK MEDIA, INC.,

REGAL CINEMAS, INC.,

AMERICAN MULTI-CINEMA, INC., and

CINEMARK USA, INC.

DATED AS OF                     , 2007

i

ii

TAX RECEIVABLE AGREEMENT

This TAX RECEIVABLE AGREEMENT (this “Agreement”), dated as of [                    ], 2007, by and among National CineMedia, Inc., a Delaware corporation (“NCM Inc.”), National CineMedia LLC, a Delaware limited liability company (“NCM LLC”), Regal CineMedia Holdings, LLC, a Delaware limited liability company (“Regal Founding Member”), Cinemark Media, Inc., a Delaware corporation (“Cinemark Founding Member”), Regal Cinemas, Inc., a Tennessee corporation (“Regal ESA Party”), American Multi-Cinema, Inc., a Missouri corporation (“AMCI”), and Cinemark USA, Inc., a Texas corporation (“Cinemark ESA Party”).

RECITALS

WHEREAS, on [                    ], 2006, National Cinema Network, Inc., a Delaware corporation and previously a member of NCM LLC, merged with and into AMCI with AMCI surviving, whereby AMCI, which had previously entered into an exhibitor services arrangement with NCM LLC, became a member of NCM LLC (AMCI, in its capacity as a member in NCM LLC, referred to as the “AMC Founding Member,” and AMCI in its capacity as a party to an exhibitor services arrangement with NCM LLC, referred to as the “AMC ESA Party”);

WHEREAS, each of the Regal Founding Member, the AMC Founding Member, and the Cinemark Founding Member (each a “Founding Member” and, collectively, the “Founding Members”) is an historic member of NCM LLC;

WHEREAS, as of the date hereof, NCM Inc. has become a member of NCM LLC pursuant to the terms of that certain Common Unit Purchase Agreement and that certain NCM LLC Operating Agreement;

WHEREAS, as of the date hereof, each of the Regal ESA Party, the AMC ESA Party, and the Cinemark ESA Party (each an “ESA Party” and, collectively, the “ESA Parties”) has entered into an Exhibitor Services Agreement with NCM LLC;

WHEREAS, as of the date hereof, NCM LLC has received the Net IPO Proceeds from NCM Inc. and NCM LLC has incurred the NCM LLC Indebtedness;

WHEREAS, as of the date hereof, NCM LLC has made a payment (an “Initial ESA Modification Payment”) to each ESA Party pursuant to Section 2.05(a)(i) of each ESA Party’s Exhibitor Services Agreement with NCM LLC;

WHEREAS, as of the date hereof, NCM LLC has distributed the Redemption Proceeds to the Founding Members in redemption of their Preferred Units pursuant to Section 3.4(d) of the NCM LLC Operating Agreement;

WHEREAS, on and after the date hereof, the Founding Members have the right to have their Common Units redeemed by NCM LLC pursuant to the terms of Sections 9.1 and 3.5(b) of the NCM LLC Operating Agreement;

WHEREAS, on and after the date hereof, the Initial ESA Modification Payments are subject to contingent positive or negative adjustments pursuant to the terms of Section 2.05(a)(iii) of each ESA Party’s Exhibitor Services Agreement with NCM LLC and the Common Unit Adjustment Agreement (a “Positive Theatre Access Adjustment” or a “Negative Theatre Access Adjustment,” respectively); and

WHEREAS, the Parties desire to make certain arrangements with respect to the Realized Tax Benefits and Realized Tax Detriments, if any, associated with the foregoing relationships, agreements, and transactions.

NOW, THEREFORE, in consideration of the foregoing and the respective covenants and agreements set forth herein, and intending to be legally bound hereby, the Parties hereto agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.01. Definitions. As used in this Agreement, the terms set forth in this Article I shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined).

“Adjusted Allocable Shares” means the ESA-Related Allocable Shares of the ESA Parties and the Exchange-Related Allocable Shares of the Founding Members, in each case, in effect as of the date of an Early Termination Notice and, in the case of the Exchange-Related Allocable Shares of the Founding Members, as adjusted as of the date of an Early Termination Notice to account for clause (i) of the Valuation Assumptions.

“Advisory Firm” means an accounting or law firm that is nationally recognized as being expert in Covered Tax matters, as determined by the Audit Committee. The Audit Committee shall select the Advisory Firm, and the Audit Committee may replace the Advisory Firm at its discretion (subject to the consistency requirements of Section 6.02 of this Agreement).

“Advisory Firm Letter” shall mean a letter from the Advisory Firm stating that any relevant schedule, notice or other information to be provided by NCM Inc. or NCM LLC to the Founding Members or the ESA Parties pursuant to this Agreement and all supporting schedules and work papers were prepared in a manner consistent with the terms of this Agreement and, to the extent not expressly provided in this Agreement, on a reasonable basis in light of the facts and law in existence on the date such schedule, notice or other information is delivered.

“Agreed Rate” means LIBOR plus 200 basis points.

“Agreement” is defined in the preamble.

“AMC ESA Party” is defined in the preamble of this Agreement.

“AMC Founding Member” is defined in the preamble of this Agreement.

“AMCI” is defined in the preamble.

“Amended NCM Inc. Tax Benefit Schedule” is defined in Section 2.03(b) of this Agreement.

“Applicable Treasury Rate” means a rate equal to (1) if an Early Termination Notice is delivered prior to the third anniversary of the date hereof, [            ]% or (2) the yield to maturity as of the date an Early Termination Notice is delivered of U.S. Treasury securities with a constant maturity (the “Applicable Maturity”) (as compiled and published in the most recent Federal Reserve Statistical Release H 15 (519)) equal to (a) if such Early Termination Notice is delivered on or after the third anniversary of the date hereof but prior to the fifth anniversary of the date hereof, 10 years, (b) if such Early Termination Notice is delivered on or after the fifth anniversary of the date hereof but prior to the fifteenth anniversary of the date hereof, the number of years from the date such Early Termination Notice is delivered through the fifteenth anniversary of the date hereof, or (c) if such Early Termination Notice is delivered on or after the fifteenth anniversary of the date hereof, 2 years. If there are no U.S. Treasury securities with a constant maturity equal to the Applicable Maturity, the yield to maturity shall be interpolated from the U.S. Treasury securities with constant maturities that are most nearly longer than and shorter than the Applicable Maturity.

“Audit Committee” means the independent audit committee of the board of directors of NCM Inc.

“Basis Adjustment” means the increase or decrease to NCM Inc.’s share of the tax basis of NCM LLC’s Original Assets or Exchange Assets, as the case may be, (i) under Sections 743(b) and 754 of the Code and the comparable sections of U.S. state and local income and franchise Tax law as a result of the Initial Deemed Exchange, (ii) under Section 743(b) and 754 of the Code and the comparable sections of U.S. state and local income and franchise Tax law as a result of any Subsequent Deemed Exchange, and (iii) under Sections 743(b) and 754 as a result of any Exchange-Related Payments made under this Agreement. For the avoidance of doubt, any ESA-Related Payments or payments of Imputed Interest under this Agreement shall not be treated as resulting in a Basis Adjustment.

“Business Day” means any calendar day that is not a Saturday, Sunday or other calendar day on which banks are required or authorized to be closed in the City of New York.

“Change Notice” is defined in Section 3.03(a) of this Agreement.

“Cinemark ESA Party” is defined in the preamble of this Agreement.

“Cinemark Founding Member” is defined in the preamble of this Agreement.

“Code” means the Internal Revenue Code of 1986, as amended, and the Treasury Regulations issued thereunder.

“Common Stock” means the common stock of NCM Inc., par value $0.01 per share.

“Common Units” is defined in Section 1.1 of the NCM LLC Operating Agreement.

“Common Unit Adjustment Agreement” means that certain Common Unit Adjustment Agreement by and among the Parties to this Agreement and dated as of the date hereof.

“Common Unit Purchase Agreement” means that certain Common Unit Subscription Agreement by and between NCM Inc. and NCM LLC and dated as of the date hereof.

“Covered Taxable Year” means with respect to each Founding Member or ESA Party, each Taxable Year of NCM Inc. for which Covered Taxes are due and payable, beginning with the Taxable Years that include the date of this Agreement, and ending with NCM Inc.’s Taxable Years that include: (i) the 30th anniversary of the date hereof; or, if earlier, (ii) the occurrence of a material and uncured breach of this Agreement by such Founding Member or ESA Party or, in the case of an ESA Party, the occurrence of a material and uncured breach of such ESA Party’s ESA with NCM LLC.

“Covered Taxes” means U.S. Federal Income Taxes and U.S. state and local income and franchise Taxes.

“Determination” shall have the meaning ascribed to such term in Section 1313(a) of the Code or similar provision of state or local income or franchise Tax law, as applicable.

“Distribution” is defined in Section 2.01(b) of this Agreement.

“Early Termination Notice” is defined in Section 4.02 of this Agreement.

“Early Termination Payment” is defined in Section 4.03(b) of this Agreement.

“Early Termination Rate” means the Applicable Treasury Rate plus 300 basis points.

“ESA Party” is defined in the recitals to this Agreement.

“ESA Parties” is defined in the recitals to this Agreement.

“ESA-Related Allocable Share” means with respect to each ESA Party, and in connection with any ESA-Related Payment for any Covered Taxable Year, the quotient (expressed as a percentage) obtained by dividing (x) the Realized Tax Benefits or Realized Tax Detriments, if any, for such Covered Taxable Year that result from the Initial ESA Modification Payment made to, or any Positive Theatre Access Adjustments made in respect of, such ESA Party, by (y) the aggregate Realized Tax Benefits or aggregate Realized Tax Detriments, if any, for such Covered Taxable Year that result from the Initial ESA Modification Payments made to, or any Positive Theatre Access Adjustments made in respect of, all ESA Parties. For the avoidance of doubt, an ESA Party’s ESA-Related Allocable Share shall be zero with respect to all future periods following the last Covered Taxable Year with respect to such ESA Party, however, the Initial ESA Modification Payment and any prior or subsequent Positive Theatre Adjustments attributable to such ESA Party will continue to be taken into consideration for purposes of the denominator (clause (y) in the preceding sentence) used to determine the continuing ESA-Related Allocable Shares of other ESA Parties with respect to any future Covered Taxable Years.

“ESA-Related Payment” means any payment made by NCM LLC or an ESA Party under Section 3.02 of this Agreement.

“ESA-Related Tax Benefit Payment” means for any Covered Taxable Year the sum of (x) 90% of the Realized Tax Benefit, if any, for such Covered Taxable Year that is attributable to the Initial ESA Modification Payments and any Positive Theatre Access Adjustments, plus (y) interest on such amount at the Agreed Rate from the due date (without extensions) of NCM Inc.’s U.S. Federal Income Tax Return for such Covered Taxable Year to the date of payment.

“ESA-Related Tax Detriment Payment” means for any Covered Taxable Year the sum of (x) 100% of the Realized Tax Detriment, if any, for such Covered Taxable Year that is attributable to the Initial ESA Modification Payments and any Positive Theatre Access Adjustments, plus (y) interest on such amount at the Agreed Rate from the due date (without extensions) of NCM Inc.’s U.S. Federal Income Tax Return for such Covered Taxable Year to the date of payment.

“Escrow Agent” means any escrow agent engaged pursuant to Section 3.03(b) of this Agreement.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute thereto.

“Exchange Assets” means the assets owned by NCM LLC as of an applicable Subsequent Deemed Exchange Date (and any asset whose tax basis is determined, in whole or in part, by reference to the adjusted basis of any such asset).

“Exchange-Related Allocable Share” means with respect to each Founding Member, and in connection with any Exchange-Related Payment for any Covered Taxable Year, the quotient (expressed as a percentage) obtained by dividing (x) the Realized Tax Benefits or Realized Tax Detriments, if any, for such Covered Taxable Year that result from any Basis Adjustments attributable to such Founding Member, by (y) the aggregate Realized Tax Benefits or aggregate Realized Tax Detriments, if any, for such Covered Taxable Year that result from any Basis Adjustments attributable to all Founding Members. For the avoidance of doubt, a Founding Member’s Exchange-Related Allocable Share shall be zero with respect to all future periods following the last

Covered Taxable Year with respect to such Founding Member, however, any remaining prior and subsequent Basis Adjustments attributable to such Founding Member will continue to be taken into consideration for purposes of the denominator (clause (y) in the preceding sentence) used to determine the continuing Exchange-Related Allocable Shares of other Founding Members with respect to any future Covered Taxable Years.

“Exchange-Related Payment” means any payment made by NCM Inc. or a Founding Member under Section 3.01 of this Agreement.

“Exchange-Related Tax Benefit Payment” means for any Covered Taxable Year the sum of (x) 90% of the Realized Tax Benefit, if any, for such Covered Taxable Year that is attributable to any Basis Adjustments made in connection with the Initial Deemed Exchange or any Subsequent Deemed Exchanges, plus (y) interest on such amount at the Agreed Rate from the due date (without extensions) of NCM Inc.’s U.S. Federal Income Tax Return for such Covered Taxable Year to the date of payment.

“Exchange-Related Tax Detriment Payment” means for any Covered Taxable Year the sum of (x) 100% of the Realized Tax Detriment, if any, for such Covered Taxable Year that is attributable to any Basis Adjustments made in connection with the Initial Deemed Exchange or any Subsequent Deemed Exchanges, plus (y) interest on such amount at the Agreed Rate from the due date (without extensions) of NCM Inc.’s U.S. Federal Income Tax Return for such Covered Taxable Year to the date of payment.

“Exhibitor Services Agreement” means, in the case of each ESA Party, that certain amended Exhibitor Services Agreement by and between such ESA Party and NCM LLC and dated as of the date hereof.

“Federal Income Tax” means any tax imposed under Subtitle A of the Code or any other provision of U.S. Federal income tax law (including, without limitation, the taxes imposed by Sections 11, 55, 59A, 881, 882, 884 and 1201(a) of the Code), and any interest, additions to tax or penalties applicable or related to such tax.

“Founding Member” is defined in the recitals of this Agreement.

“Founding Members” is defined in the recitals of this Agreement.

“Governmental Entity” means any federal, state, local, provincial or foreign government or any court of competent jurisdiction, administrative agency or commission or other governmental authority or instrumentality, whether domestic or foreign.

“Hypothetical Tax Allocations and Deductions” means, with respect to NCM Inc. at any time, (i) the special tax allocations, if any, that would have been made to NCM Inc. pursuant to the terms of Section 6.4(a) of the LLC Operating Agreement if no capital contributions had been made by NCM Inc. to NCM LLC pursuant to the terms of Section 5.1(b) of the LLC Operating Agreement and in respect of the ESA-Related Payments to be made pursuant to Section 3.02 of this Agreement, and (ii) the deductions that would be available to NCM Inc. if no Imputed Interest had arisen in connection with NCM Inc.’s payment obligations under this Agreement.

“Hypothetical Tax Basis” means, with respect to any asset at any time, the tax basis that such asset would have at such time if (i) no Basis Adjustments had been made as a result of the Initial Deemed Exchanges or any applicable Subsequent Deemed Exchanges, as the case may be, or (ii) no Initial ESA Modification Payments had been made, or (iii) no Positive Theatre Access Adjustments or Negative Theatre Access Adjustments had been made, or (iv) no Exchange-Related Payments or ESA-Related Payments had been made.

“Hypothetical Tax Liability” means, with respect to any Covered Taxable Year, the hypothetical liability of NCM Inc. that would arise in respect of Covered Taxes using the same methods, elections, conventions and similar practices used on the actual Tax Returns of NCM Inc., but using the Hypothetical Tax Basis instead of the actual tax basis of each relevant asset and using the Hypothetical Tax Allocations and Deductions.

“Imputed Interest” shall mean any interest imputed under Section 1272, 1274, or 483 or other provision of the Code (or any successor U.S. Federal Income Tax statute) and the similar section of the applicable U.S. state or local income or franchise Tax law with respect to NCM Inc.’s payment obligations under this Agreement.

“Initial Deemed Exchange” is defined in Section 2.01(b) of this Agreement.

“Initial Deemed Exchange Basis Schedule” is defined in Section 2.02(a)(1) of this Agreement.

“Initial ESA Modification Payment” is defined in the recitals to this Agreement.

“Initial ESA Modification Payment Basis Schedule” is defined in Section 2.02(b)(1) of this Agreement.

“Initial Exchange Proceeds” is defined in Section 2.01(b) of this Agreement.

“IRS” means the U.S. Internal Revenue Service.

“LIBOR” means, for each month (or portion thereof) during any period, an interest rate per annum equal to the rate per annum reported, on the date two days prior to the first day of such month, on the Telerate Page 3750 (or if such screen shall cease to be publicly available, as reported on Reuters Screen page “LIBO” or by any other publicly available source of such market rate) for London interbank offered rates for U.S. dollar deposits for such month (or portion thereof).

“NCM Inc.” is defined in the preamble of this Agreement.

“NCM Inc. Certificate of Incorporation” means the Certificate of Incorporation of NCM Inc.

“NCM Inc. Payment” is defined in Section 5.01 of this Agreement.

“NCM Inc. Tax Benefit Schedule” is defined in Section 2.03(a) of this Agreement.

“NCM LLC” is defined in the preamble of this Agreement.

“NCM LLC Indebtedness” means the debt incurred by NCM LLC as of the date hereof pursuant to that certain $825,000,000 Credit Agreement by and among NCM LLC, as borrower, Lehman Brothers, Inc. and J.P. Morgan Securities, Inc., as arrangers, J.P. Morgan Chase Bank, N.A., as syndication agent, Credit Suisse (USA) LLC, Morgan Stanley Senior Funding, Inc., [and General Electric Capital Corporation], as co-documentation agents, and Lehman Commercial Paper Inc., as administrative agent, and the several lenders from time to time parties thereto, and dated as of the date hereof.

“NCM LLC Operating Agreement” means that certain Third Amended and Restated Limited Liability Company Operating Agreement by and among NCM LLC, NCM, Inc., and the Founding Members and dated as of the date hereof.

“NCM LLC Payment” is defined in Section 5.01 of this Agreement.

“Negative Theatre Access Adjustment” is defined in the recitals to this Agreement.

“Net IPO Proceeds” means the cash proceeds contributed by NCM Inc. to the capital of NCM LLC in connection with NCM Inc.’s purchase of Common Units pursuant to the Common Unit Purchase Agreement.

“Non-TRA Portion” is defined in Section 2.03(c) of this Agreement.

“Original Assets” means the assets of NCM LLC as of the date hereof (and any asset whose tax basis is determined, in whole or in part, by reference to the adjusted basis of any such asset).

“Parties” means the parties listed in the preamble to this Agreement.

“Percentage Interest” is defined in Section 1.1 of the NCM LLC Operating Agreement.

“Person” means and includes any individual, firm, corporation, partnership (including, without limitation, any limited, general or limited liability partnership), company, limited liability company, trust, joint venture, association, joint stock company, unincorporated organization or similar entity or Governmental Entity, or other entity or organization of any nature whatsoever or any “group” (as used in Section 13(d) and 14(d) of the Exchange Act) of two or more of the foregoing.

“Positive Theatre Access Adjustment” is defined in the recitals to this Agreement.

“Positive Theatre Access Adjustment Basis Schedule” is defined in Section 2.01(c)(1) of this Agreement.

“Potential Reduction” is defined in Section 3.03(a) of this Agreement.

“Preferred Units” is defined in Section 1.1 of the NCM LLC Operating Agreement.

“Realized Tax Benefit” means, for a Covered Taxable Year, the excess, if any, of the Hypothetical Tax Liability over the actual liability for Covered Taxes of NCM Inc. for such Covered Taxable Year, less the fees, charges, and expenses related to the administration of this Agreement, including any fees, charges, and expenses of the Advisory Firm and, if applicable, the expert described in Section 7.09, in each case paid by NCM LLC or NCM Inc. in the relevant Covered Taxable Year. If all or a portion of the actual tax liability for Covered Taxes for the Covered Taxable Year arises as a result of an audit by a Taxing Authority of any Covered Taxable Year, such liability shall not be included in determining the Realized Tax Benefit unless and until there has been a Determination.

“Realized Tax Detriment” means, for a Covered Taxable Year, the excess, if any, of the actual liability for Covered Taxes of NCM Inc. over the Hypothetical Tax Liability for such Covered Taxable Year, plus the fees, charges, and expenses related to the administration of this Agreement, including the fees, charges, and expenses of the Advisory Firm and, if applicable, the expert described in Section 7.09, in each case paid by NCM LLC or NCM Inc. in the relevant Covered Taxable Year. If all or a portion of the actual tax liability for Covered Taxes for the Covered Taxable Year arises as a result of an audit by a Taxing Authority of any Covered Taxable Year, such liability shall not be included in determining the Realized Tax Detriment unless and until there has been a Determination.

“Reconciliation Procedures” shall mean those procedures set forth in Section 7.09 of this Agreement.

“Redemption Proceeds” means the cash used by NCM LLC to redeem the Preferred Units pursuant to the terms of Section 3.4(d) of the NCM LLC Operating Agreement.

“Regal ESA Party” is defined in the preamble of this Agreement.

“Regal Founding Member” is defined in the preamble of this Agreement.

“Relevant NCM Taxpayer” means (i) NCM Inc. (or its successors or assigns) or (ii) NCM LLC (or its successors or assigns) and (iii) any consolidated, combined or unitary group containing either NCM Inc. or NCM LLC, as the case may be, or any of their respective successors or assigns.

“Scheduled Termination Date” shall mean the date specified in Section 4.05 of this Agreement.

“Subsequent Deemed Exchange” is defined in Section 2.01(e) of this Agreement.

“Subsequent Deemed Exchange Basis Schedule” is defined in Section 2.02(d)(1) of this Agreement.

“Subsequent Deemed Exchange Date” is defined in Section 2.01(e) of this Agreement.

“Subsequent Exchange Proceeds” is defined in Section 2.01(e) of this Agreement.

“Supplemental Theatre Access Fee” is defined in Section 1.01 of each of the Exhibitor Services Agreements.

“Taxable Year” means a Taxable Year as defined in Section 441(b) of the Code or comparable section of U.S. state or local income or franchise Tax law, as applicable, (and, therefore, for the avoidance of doubt, may include a period of less than 12 months for which a Tax Return is made).

“Taxes” means (i) all forms of taxation or duties imposed, or required to be collected or withheld, including, without limitation, charges, together with any related interest, penalties or other additional amounts, (ii) liability for the payment of any amount of the type described in the preceding clause (i) as a result of being a member of an affiliated, consolidated, combined or unitary group, and (iii) liability for the payment of any amounts as a result of being party to any tax sharing agreement (other than this Agreement) or as a result of any express or implied obligation to indemnify any other person with respect to the payment of any amount described in the immediately preceding clauses (i) or (ii) (other than an obligation to indemnify under this Agreement).

“Tax Return” means any return, filing, report, questionnaire, information statement or other document required to be filed, including amended returns that may be filed, for any taxable period with any Taxing Authority (whether or not a payment is required to be made with respect to such filing).

“Taxing Authority” means the IRS and any other state, local, foreign or other Governmental Entity responsible for the administration of Taxes.

“Theatre Access Fee” is defined in Section 1.01 of each of the Exhibitor Services Agreements.

“TRA Portion” is defined in Section 2.03(c) of this Agreement.

“Treasury Regulations” means the final, temporary and proposed regulations under the Code promulgated from time to time (including corresponding provisions of succeeding provisions) as in effect for the relevant taxable period.

“Valuation Assumptions” mean the following assumptions to be made in connection with determining the amount of any Early Termination Payment: (i) for purposes of determining the individual and aggregate cumulative Basis Adjustments attributable to the Founding Members, all Common Units outstanding as of the date of the Early Termination Notice will be assumed to be exchanged in taxable Subsequent

Deemed Exchanges as of the date on which the Early Termination Notice is delivered, and at a price equal to the 30-day volume-weighted average price per share of Common Stock (determined over the 30 trading days prior to the delivery of the Early Termination Notice); (ii) NCM Inc. will be assumed to have sufficient taxable income in each of the relevant Covered Taxable Years ending after the date of the Early Termination Notice and continuing through the Scheduled Termination Date to fully utilize the applicable amortization deductions attributable to the Initial ESA Modification Payment, any Positive Theatre Access Adjustments made prior to the Early Termination Notice, and any Basis Adjustments made prior to the Early Termination Notice (or deemed made pursuant to clause (i)), and any Imputed Interest; (iii) U.S. Federal Income Tax rates and applicable state and local income and franchise tax rates for each of the relevant Covered Taxable Years ending after the date of the Early Termination Notice and continuing through the Scheduled Termination Date shall be assumed to equal such rates in effect for the Covered Taxable Year in which the Early Termination Notice is delivered; and (iv) any loss carryforwards of NCM Inc. available as of the date of the Early Termination Notice will be utilized by NCM Inc. on a pro rata basis in each of the relevant Covered Taxable Years ending after the date of the Early Termination Notice and continuing through the Scheduled Termination Date.

ARTICLE II

DETERMINATION OF REALIZED TAX BENEFIT

OR REALIZED TAX DETRIMENT

SECTION 2.01. Tax Characterization of Transactions; Basis Adjustments. For purposes of determining the liability of each of the relevant Parties for Covered Taxes, and for purposes of determining the amount of any Realized Tax Benefits or Realized Tax Detriments under this Agreement, the Parties agree as follows:

(a) Initial ESA Modification Payments. Each ESA Party will treat its receipt of an Initial ESA Modification Payment as being immediately taxable in full and NCM LLC will treat such Initial ESA Modification Payments as giving rise to, in the aggregate, a $[            ] million intangible asset within NCM LLC that will be amortized on a straight-line basis over the thirty (30) year term of the Exhibitor Services Agreements.

(b) Initial Deemed Exchange. Each Founding Member will treat its receipt of a proportionate share of the Redemption Proceeds, in part, as a distribution from NCM LLC under Section 731 of the Code (each a “Distribution”) and, in part, as sale proceeds received directly from NCM Inc. in connection with a taxable sale of Units to NCM Inc. under Section 707(a)(2)(B) of the Code (each such taxable sale an “Initial Deemed Exchange”). The total amount of sales proceeds that will be treated as received by the Founding Members in respect of the Initial Deemed Exchanges (the “Initial Exchange Proceeds”) will equal the sum of (i) the portion of the Redemption Proceeds, if any, attributable to the Net IPO Proceeds, plus (ii) the portion of the Redemption Proceeds attributable to the NCM LLC Indebtedness and treated as consideration in excess of the Founding Members’ allocable share of the NCM LLC Indebtedness, as determined under Proposed Treasury Regulation Section 1.707-7. The total amount of the Distributions will equal (x) the Redemption Proceeds, minus (y) the Initial Exchange Proceeds. NCM LLC and NCM Inc. will each treat the distribution of the Redemption

Proceeds in a manner consistent with the Founding Members, and NCM LLC will have in effect an election under Section 754 of the Code (and under any similar provisions of applicable state and local law) for the Taxable Year in which the Initial Deemed Exchanges occur, and NCM LLC intends to maintain such elections throughout the term of this Agreement. NCM Inc. will be treated as receiving a Basis Adjustment in connection with each Initial Deemed Exchange. The Founding Members and NCM Inc. shall treat the gain recognized by the Founding Members in respect of the Initial Deemed Exchanges and NCM Inc.’s related Basis Adjustments as occurring entirely as of the date hereof, unless there is a Determination to the contrary. For purposes of this Agreement, the Founding Members and NCM Inc. shall not take into account the fair market value of any Exchange-Related Tax Benefit Payments to be made under this Agreement in determining the gain recognized by the Founding Members in respect of the Initial Deemed Exchanges or in determining NCM Inc.’s related Basis Adjustments.

(c) Positive Theatre Access Adjustments. Each ESA Party will treat any issuance of Common Units in connection with a Positive Theatre Access Adjustment as being immediately taxable in full and NCM LLC will treat any such issuance as giving rise to an intangible asset within NCM LLC that (i) will equal the fair market value of the Common Units issued (as determined by multiplying the number of such Common Units issued by the NCM Inc. Share Price as defined in the Common Unit Adjustment Agreement), and (ii) will be amortized on a straight-line basis over the then remaining term of the relevant ESA Party’s Exhibitor Services Agreement. The ESA Parties and NCM LLC recognize and agree that the amount of any Positive Theatre Access Adjustment is intended to account for NCM LLC’s future utilization of additional theatre assets over the then remaining term of the Exhibitor Services Agreements (and the Positive Theatre Access Adjustment is not intended to account in any way for the past utilization of any theatre assets), such that no portion of the Positive Theatre Access Adjustment will be treated as Imputed Interest.

(d) Negative Theatre Access Adjustments. Each ESA Party will treat any surrender of Common Units to NCM LLC or any payment of cash to NCM LLC in connection with a Negative Theatre Access Adjustment as a subsequent adjustment to its Initial ESA Modification Payment that results in an immediate deduction. NCM LLC will treat any such surrender of Common Units to NCM LLC or any such payment of cash to NCM LLC in connection with a Negative Theatre Access Adjustment (i) as an immediate reduction to the accumulated adjusted basis of (x) the $[            ] million intangible asset within NCM LLC that was originally created in connection with the Initial ESA Modification Payments, and then to (y) the amount of any Positive Theatre Access Adjustments, and then to (z) the amount of any ESA-Related Payments made by NCM LLC to the ESA Parties under this Agreement, and (ii) to the extent the accumulated adjusted bases of such intangible assets are insufficient to fully absorb such an immediate reduction, as income. The amount of the foregoing adjustments by each ESA Party and the adjustments (and possibly income) by NCM LLC will equal either the fair market value of the Common Units surrendered (as determined by multiplying the number of such Common Units surrendered by the NCM Inc. Share Price as defined in the Common Unit Adjustment Agreement), or the amount of cash paid. The ESA Parties and NCM LLC recognize and agree that the amount of any Negative Theatre Access Adjustment is intended to account for NCM Inc.’s inability to continue to utilize certain theatre assets over the then remaining term of the Exhibitor Services Agreements (and the Negative Theatre Access Adjustment is not intended to account in any way for the past utilization of any theatre assets), such that no portion of the Negative Theatre Access Adjustment will be treated as Imputed Interest.

(e) Subsequent Deemed Exchanges. Each Founding Member will treat any redemption of Common Units pursuant to Sections 9.1 and 3.5(b) of the NCM LLC Operating Agreement as a taxable sale of Common Units to NCM Inc. under Section 707(a)(2)(B) of the Code, and each Founding Member will also treat any actual sale of Common Units to NCM Inc. in connection with the underwriters’ exercise of their over-allotment option as a taxable sale of Common Units to NCM Inc. (each such taxable sale a “Subsequent Deemed Exchange”), except to the extent that any such redemption is part of a transaction that qualifies as a non-taxable transaction under the Code (for example, as part of a transaction that qualifies as a non-taxable exchange under Section 351 of the Code). NCM Inc. will be treated as receiving a Basis Adjustment in connection with each Subsequent Deemed Exchange. The sales proceeds that will be treated as received by a Founding Member in connection with a Subsequent Deemed Exchange (the “Subsequent Exchange Proceeds”) will equal the fair market value of the Common Stock or the amount of cash, or both, received by such Founding Member. For this purpose, the fair market value of any Common Stock received by a Founding Member will equal the number of shares of such Common Stock multiplied by the NCM Inc. Redemption Price, as defined in the NCM LLC Operating Agreement. In the case of a redemption of Common Units under Sections 9.1 and 3.5(b) of the NCM LLC Operating Agreement, each Founding Member and NCM Inc. shall treat the gain recognized by a Founding Member in respect of a Subsequent Deemed Exchange and NCM Inc.’s related Basis Adjustment as occurring entirely on the relevant Redemption Date as defined in Section 9.1(a) of the NCM LLC Operating Agreement, and in the case of any actual sale of Common Units to NCM Inc. in connection with the underwriters’ exercise of their over-allotment option each Founding Member and NCM Inc. shall treat the gain recognized by a Founding Member in respect of a Subsequent Deemed Exchange and NCM Inc.’s related Basis Adjustment as occurring entirely on the date of such actual sale (each such date a “Subsequent Deemed Exchange Date”), unless there is a Determination to the contrary. For purposes of this Agreement, and unless a Founding Member elects out of installment sale treatment pursuant to Section 2.01(f) of this Agreement, each Founding Member and NCM Inc. shall not take into account the fair market value of any Exchange-Related Payments to be made under this Agreement in determining the gain recognized by such Founding Member in respect of a Subsequent Deemed Exchange or in determining NCM Inc.’s related Basis Adjustment.

(f) Payments Under Agreement.

(1) Exchange-Related Payments. Any Exchange-Related Tax Benefit Payments made by NCM Inc. under Section 3.01(a) of this Agreement in respect of an NCM Inc. Tax Benefit Schedule, as well as any payments made by NCM Inc. under Section 3.01(b) of this Agreement with respect to an Amended NCM Inc. Tax Benefit Schedule, will be treated as subsequent upward purchase price adjustments that give rise to further Basis Adjustments for NCM Inc. The Parties recognize and agree that the treatment described in the preceding sentence will have the effect of creating additional Basis Adjustments for NCM Inc. in the year of payment and, as a result, such additional Basis Adjustments will be incorporated into the current year calculation and into future year calculations, as appropriate, with any circularity created in the current year continuing until any incremental current year benefits equal an immaterial amount. Any such Exchange-Related Payments will be reported by the Founding Members using the installment method under Section 453 of the Code (to the extent applicable, and taking into account the rules under Section 453A of the Code), unless in connection with a Subsequent Deemed Exchange a Founding Member affirmatively elects out of the installment method and treats the fair market value of its rights to receive such Exchange-Related Payments under this Agreement as received on the relevant Subsequent Deemed Exchange Date. To affirmatively elect out of the installment method, the relevant Founding Member shall deliver a written notice to NCM Inc. as of the relevant Subsequent Deemed Exchange Date. The principles of Sections 1272, 1274, or 483 of the Code, as applicable, and the principles of any similar provisions of state and local law, will apply to cause a portion of each Exchange-Related Payment made by NCM Inc. to the Founding Members under this Agreement to be treated as imputed interest (the “Imputed Interest”). Any Exchange-Related Tax Detriment Payments made by a Founding Member under Section 3.01(a) of this Agreement in respect of an NCM Inc. Tax Basis Schedule, as well as any payments made by a Founding Member under Section 3.01(b) of this Agreement with respect to an Amended NCM Inc. Tax Basis Schedule, will be treated as downward purchase price adjustments that reduce both the amount previously realized by such Founding Member and the amount of any prior Basis Adjustments for NCM Inc.

(2) ESA-Related Payments. Any ESA-Related Tax Benefit Payments made by NCM LLC under Section 3.02(a) of this Agreement with respect to an NCM Inc. Tax Benefit Schedule, as well as any payments made by NCM LLC under Section 3.02(b) of this Agreement with respect to an Amended NCM Inc. Tax Benefit Schedule, will be treated as additional Initial ESA Modification Payments, to the extent attributable to an Initial ESA Modification Payment, or as additional Positive Theatre Access Adjustments, to the extent attributable to a Positive Theatre Access Adjustment. The Parties recognize and agree that the treatment described in the preceding sentence will have the effect of creating additional amortization deductions within NCM LLC in the year of payment and, as a result, such additional amortization deductions will be incorporated into the current year calculation and into future year calculations, as appropriate, with any circularity created in the current year continuing until any incremental current year benefits equal an immaterial amount. Any ESA-Related Tax Detriment Payments made by an ESA Party under Section 3.02(a) of this Agreement with respect to an NCM Inc. Tax Benefit Schedule, as well as any payments made by an ESA Party under Section 3.02(b) of this Agreement with respect to an Amended NCM Inc. Tax Benefit Schedule, will be treated as downward adjustments that reduce both the amount previously realized by such ESA Party and the amount of (x) any ESA-Related Payments previously made by NCM LLC to the ESA Parties under this Agreement, and then (y) any Positive Theatre Access Adjustments or Initial ESA Modification Payments, as appropriate.

SECTION 2.02. Basis Schedules.

(a) Initial Deemed Exchange.

(1) Initial Deemed Exchange Basis Schedule. Within 180 calendar days after the date hereof, NCM LLC shall deliver to each of the Founding Members a schedule (the “Initial Deemed Exchange Basis Schedule”) approved by the Audit Committee that shows, in reasonable detail, for purposes of Covered Taxes, (i) the actual tax basis as of the date hereof of the Original Assets, (ii) the Basis Adjustment with respect to the Original Assets as a result of the Initial Deemed Exchanges and (iii) the period or periods, if any, over which the Original Assets are amortizable or depreciable for purposes of Covered Taxes. At the time NCM LLC delivers the Initial Deemed Exchange Basis Schedule to the Founding Members, NCM LLC shall (x) deliver to the Founding Members schedules and work papers providing reasonable detail regarding the preparation of the Initial Deemed Exchange Basis Schedule and an Advisory Firm Letter supporting such Initial Deemed Exchange Basis Schedule and (y) allow the Founding Members reasonable access to the appropriate representatives at NCM Inc., NCM LLC, and the Advisory Firm in connection with their review of such schedule. The Initial Deemed Exchange Basis Schedule shall become final and binding on the Parties unless the Founding Members, within 30 calendar days after receiving such Initial Deemed Exchange Basis Schedule, provide NCM LLC with a written notice of a material objection to such Initial Deemed Exchange Basis Schedule made in good faith and specifying the reasons for such material objection. If the Founding Members and NCM LLC, negotiating in good faith, are unable to successfully resolve the issues raised in such written notice within 60 calendar days after such Initial Deemed Exchange Basis Schedule was delivered to the Founding Members, the Founding Members and NCM LLC shall employ the Reconciliation Procedures.

(2) Amended Initial Deemed Exchange Basis Schedule. The Initial Deemed Exchange Basis Schedule may be amended from time to time by NCM LLC with the consent of the Audit Committee (i) in connection with a Determination, (ii) to correct inaccuracies to the original Initial Deemed Exchange Basis Schedule identified after the date hereof as a result of the receipt of additional information relating to facts or circumstances on or prior to the date hereof, or (iii) to comply with the expert’s determination under the Reconciliation Procedures. At the time NCM LLC delivers such amended Initial Deemed Exchange Basis Schedule (an “Amended Initial Deemed Exchange Basis Schedule”) to the Founding Members, NCM LLC shall (x) deliver to the Founding Members schedules and work papers providing reasonable detail regarding the preparation of the Amended Initial Deemed Exchange Basis Schedule and an Advisory Firm Letter supporting such Amended Initial Deemed Exchange Basis Schedule and (y) allow the Founding Members reasonable access to the appropriate representatives at NCM Inc., NCM LLC, and the Advisory Firm in connection with their review of such schedule. The Amended Initial Deemed Exchange Basis Schedule shall become final and binding on the Parties unless the Founding Members, within 30 calendar days after receiving such Amended Initial Deemed Exchange Basis Schedule, provide NCM LLC with a written notice of a material objection to such Amended Initial Deemed Exchange Basis Schedule made in good faith and specifying the reasons for such material objection. If the Founding Members and NCM LLC, negotiating in good faith, are unable to successfully resolve the issues raised in such written notice within 60 calendar days after such Amended Initial Deemed Exchange Basis Schedule was delivered to the Founding Members, the Founding Members and NCM LLC shall employ the Reconciliation Procedures.

(b) Initial ESA Modification Payments.

(1) Initial ESA Modification Payment Basis Schedule. Within 180 calendar days after the date hereof, NCM LLC shall deliver to each of the ESA Parties a schedule (the “Initial ESA Modification Payment Basis Schedule”) approved by the Audit Committee that confirms, in reasonable detail, for purposes of Covered Taxes, (i) the tax basis as of the date hereof of the expected $[            ] million intangible asset created by the Initial ESA

Modification Payments, and (ii) the thirty-year period over which such asset is expected to be amortizable or depreciable for purposes of Covered Taxes. At the time NCM LLC delivers the Initial ESA Modification Payment Basis Schedule to the ESA Parties, NCM LLC shall (x) deliver to the ESA Parties any schedules and work papers providing reasonable detail regarding the preparation of the Initial ESA Modification Payment Basis Schedule and an Advisory Firm Letter supporting such Initial ESA Modification Payment Basis Schedule and (y) allow the ESA Parties reasonable access to the appropriate representatives at NCM Inc., NCM LLC, and the Advisory Firm in connection with their review of such schedule. The Initial ESA Modification Payment Basis Schedule shall become final and binding on the Parties unless the ESA Parties, within 30 calendar days after receiving such Initial ESA Modification Payment Basis Schedule, provide NCM LLC with a written notice of a material objection to such Initial ESA Modification Payment Basis Schedule made in good faith and specifying the reasons for such material objection. If the ESA Parties and NCM LLC, negotiating in good faith, are unable to successfully resolve the issues raised in such written notice within 60 calendar days after such Initial ESA Modification Payment Basis Schedule was delivered to the ESA Parties, the ESA Parties and NCM LLC shall employ the Reconciliation Procedures.

(2) Amended Initial ESA Modification Payment Basis Schedule. The Initial ESA Modification Payment Basis Schedule may be amended from time to time by NCM LLC with the consent of the Audit Committee (i) in connection with a Determination, (ii) to correct inaccuracies to the original Initial ESA Modification Payment Basis Schedule identified after the date hereof as a result of the receipt of additional information relating to facts or circumstances on or prior to the date hereof, (iii) to adjust for a Negative Theatre Access Adjustment, or (iv) to comply with the expert’s determination under the Reconciliation Procedures. At the time NCM LLC delivers such amended Initial ESA Modification Payment Basis Schedule (an “Amended Initial ESA Modification Payment Basis Schedule”) to the ESA Parties, NCM LLC shall (x) deliver to the ESA Parties any schedules and work papers providing reasonable detail regarding the preparation of the Amended Initial ESA Modification Payment Basis Schedule and an Advisory Firm Letter supporting such Amended Initial ESA Modification Payment Basis Schedule and (y) allow the ESA Parties reasonable access to the appropriate representatives at NCM Inc., NCM LLC, and the Advisory Firm in connection with their review of such schedule. The Amended Initial ESA Modification Payment Basis Schedule shall become final and binding on the Parties unless the ESA Parties, within 30 calendar days after receiving such Amended Initial ESA Modification Payment Basis Schedule, provide NCM LLC with a written notice of a material objection to such Amended Initial ESA Modification Payment Basis Schedule made in good faith and specifying the reasons for such material objection. If the ESA Parties and NCM LLC, negotiating in good faith, are unable to successfully resolve the issues raised in such written notice within 60 calendar days after such Amended Initial ESA Modification Payment Basis Schedule was delivered to the ESA Parties, the ESA Parties and NCM LLC shall employ the Reconciliation Procedures.

(c) Positive Theatre Access Adjustments.

(1) Positive Theatre Access Adjustment Basis Schedules. Within 180 calendar days after the date of a Positive Theatre Access Adjustment, NCM LLC shall deliver to each of the ESA Parties a schedule (the “Positive Theatre Access Adjustment Basis Schedule”) approved by the Audit Committee that shows, in reasonable detail, for purposes of Covered

Taxes, (i) the tax basis as of the date of the Positive Theatre Access Adjustment the intangible asset created by the Positive Theatre Access Adjustment, and (ii) the period over which such asset is amortizable or depreciable for purposes of Covered Taxes. At the time NCM LLC delivers the Positive Theatre Access Adjustment Basis Schedule to the ESA Parties, NCM LLC shall (x) deliver to the ESA Parties any schedules and work papers providing reasonable detail regarding the preparation of the Positive Theatre Access Adjustment Basis Schedule and an Advisory Firm Letter supporting such Positive Theatre Access Adjustment Basis Schedule and (y) allow the ESA Parties reasonable access to the appropriate representatives at NCM Inc., NCM LLC, and the Advisory Firm in connection with their review of such schedule. The Positive Theatre Access Adjustment Basis Schedule shall become final and binding on the Parties unless the ESA Parties, within 30 calendar days after receiving such Positive Theatre Access Adjustment Basis Schedule, provide NCM LLC with a written notice of a material objection to such Positive Theatre Access Adjustment Payment Basis Schedule made in good faith and specifying the reasons for such material objection. If the ESA Parties and NCM LLC, negotiating in good faith, are unable to successfully resolve the issues raised in such written notice within 60 calendar days after such Positive Theatre Access Adjustment Basis Schedule was delivered to the ESA Parties, the ESA Parties and NCM LLC shall employ the Reconciliation Procedures.

(2) Amended Positive Theatre Access Adjustment Basis Schedules. Each Positive Theatre Access Adjustment Basis Schedule may be amended from time to time by NCM LLC with the consent of the Audit Committee (i) in connection with a Determination, (ii) to correct inaccuracies to the original Positive Theatre Access Adjustment Basis Schedule identified after the date hereof as a result of the receipt of additional information relating to facts or circumstances on or prior to the date of the relevant Positive Theatre Access Adjustment, (iii) to adjust for a Negative Theatre Access Adjustment, or (iv) to comply with the expert’s determination under the Reconciliation Procedures. At the time NCM LLC delivers such amended Positive Theatre Access Adjustment Basis Schedule (an “Amended Positive Theatre Access Adjustment Basis Schedule”) to the ESA Parties, NCM LLC shall (x) deliver to the ESA Parties any schedules and work papers providing reasonable detail regarding the preparation of the Amended Positive Theatre Access Adjustment Basis Schedule and an Advisory Firm Letter supporting such Amended Positive Theatre Access Adjustment Basis Schedule and (y) allow the ESA Parties reasonable access to the appropriate representatives at NCM Inc., NCM LLC, and the Advisory Firm in connection with their review of such schedule. Each Amended Positive Theatre Access Adjustment Basis Schedule shall become final and binding on the Parties unless the ESA Parties, within 30 calendar days after receiving such Amended Positive Theatre Access Adjustment Basis Schedule, provide NCM LLC with a written notice of a material objection to such Amended Positive Theatre Access Adjustment Basis Schedule made in good faith and specifying the reasons for such material objection. If the ESA Parties and NCM LLC, negotiating in good faith, are unable to successfully resolve the issues raised in such written notice within 60 calendar days after such Amended Positive Theatre Access Adjustment Basis Schedule was delivered to the ESA Parties, the ESA Parties and NCM LLC shall employ the Reconciliation Procedures.

(d) Subsequent Deemed Exchanges.

(1) Subsequent Deemed Exchange Basis Schedules. Within 180 calendar days after the end of a Covered Taxable Year in which any Subsequent Deemed Exchange has been effected, NCM Inc. shall deliver to the Founding Members a schedule (the “Subsequent Deemed Exchange Schedule”) approved by the Audit Committee that shows, in reasonable detail, for purposes of Covered Taxes, (i) the actual tax basis of the Exchange Assets as of each Subsequent Deemed Exchange Date in such Covered Taxable Year, (ii) the Basis Adjustment with respect to the Exchange Assets as a result of each Subsequent Deemed Exchange effected in such Covered Taxable Year and (iii) the period or periods, if any, over which the Exchange Assets are amortizable or depreciable as a result of each Subsequent Deemed Exchange effected in such Covered Taxable Year. At the time NCM Inc. delivers the Subsequent Deemed Exchange Basis Schedule to the Founding Members, NCM Inc. shall (x) deliver to the Founding Members schedules and work papers providing reasonable detail regarding the preparation of the Subsequent Deemed Exchange Basis Schedule and an Advisory Firm Letter supporting such Subsequent Deemed Exchange Basis Schedule and (y) allow the Founding Members reasonable access to the appropriate representatives at NCM Inc., NCM LLC, and the Advisory Firm in connection with their review of such schedule. The Subsequent Deemed Exchange Basis Schedule shall become final and binding on the Parties unless the Founding Members, within 30 calendar days after receiving such Subsequent Deemed Exchange Basis Schedule, provide NCM Inc. with notice of a material objection to such Subsequent Deemed Exchange Basis Schedule made in good faith and specifying the reasons for such material objection. If the Founding Members and NCM Inc., negotiating in good faith, are unable to successfully resolve the issues raised in such notice within 60 calendar days after such Subsequent Deemed Exchange Basis Schedule was delivered to the Founding Members, the Founding Members and NCM Inc. shall employ the Reconciliation Procedures.

(2) Amended Subsequent Deemed Exchange Basis Schedules. Each Subsequent Deemed Exchange Basis Schedule may be amended from time to time by NCM Inc. with the consent of the Audit Committee (i) in connection with a Determination, (ii) to correct inaccuracies to the original Subsequent Deemed Exchange Basis Schedule identified after the date of the Subsequent Deemed Exchanges as a result of the receipt of additional information relating to facts or circumstances on or prior to the relevant Subsequent Deemed Exchange Dates, or (iii) to comply with the expert’s determination under the Reconciliation Procedures. At the time NCM Inc. delivers such amended Subsequent Deemed Exchange Basis Schedule (an “Amended Subsequent Deemed Exchange Basis Schedule”) to the Founding Members, NCM Inc. shall (x) deliver to the Founding Members schedules and work papers providing reasonable detail regarding the preparation of the Amended Subsequent Deemed Exchange Basis Schedule and an Advisory Firm Letter supporting such Amended Subsequent Deemed Exchange Basis Schedule and (y) allow the Founding Members reasonable access to the appropriate representatives at NCM Inc., NCM LLC, and the Advisory Firm in connection with their review of such schedule. Each Amended Subsequent Deemed Exchange Basis Schedule shall become final and binding on the Parties unless the Founding Members, within 30 calendar days after receiving such Amended Subsequent Deemed Exchange Basis Schedule, provide NCM Inc. with written notice of a material objection to such Amended Subsequent Deemed Exchange Basis Schedule made in good faith and specifying the reasons for such material objection. If the Founding Members and NCM Inc., negotiating in good faith, are unable to successfully resolve the issues raised in such written notice within 60 calendar days after such Amended Subsequent Deemed Exchange Basis Schedule was delivered to the Founding Members, the Founding Members and NCM Inc. shall employ the Reconciliation Procedures.

SECTION 2.03. Tax Benefit Schedules.

(a) NCM Inc. Tax Benefit Schedules. Within 30 calendar days after filing the U.S. Federal Income Tax Returns of NCM Inc. and NCM LLC for the relevant Covered Taxable Year, NCM Inc. shall provide to the Founding Members and the ESA Parties a schedule approved by the Audit Committee showing, in reasonable detail, the calculation of NCM Inc.’s Realized Tax Benefit or Realized Tax Detriment for such Covered Taxable Year (the “NCM Inc. Tax Benefit Schedule”). At the time NCM Inc. delivers an NCM Inc. Tax Benefit Schedule to the Founding Members and the ESA Parties, NCM Inc. shall (i) deliver to the Founding Members and the ESA Parties schedules and work papers providing reasonable detail regarding the preparation of such NCM Inc. Tax Benefit Schedule and an Advisory Firm Letter supporting such NCM Inc. Tax Benefit Schedule and (ii) allow the Founding Members and the ESA Parties reasonable access to the appropriate representatives at NCM Inc., NCM LLC, and the Advisory Firm in connection with their review of such schedules. Each NCM Inc. Tax Benefit Schedule shall become final and binding on the Parties unless the Founding Members or the ESA Parties, within 30 calendar days after receiving such Tax Benefit Schedule, provides NCM Inc. with a written notice of a material objection to such Tax Benefit Schedule made in good faith and specifying the reasons for such material objection. If the Founding Members or the ESA Parties, or both, and NCM Inc., negotiating in good faith, are unable to successfully resolve the issues raised in such written notice within 60 calendar days after such NCM Inc. Tax Benefit Schedule was delivered to the Founding Members and the ESA Parties, the Founding Members or the ESA Parties, or both, and NCM Inc. shall employ the Reconciliation Procedures.

(b) Amended NCM Inc. Tax Benefit Schedules. Each NCM Inc. Tax Benefit Schedule for any Covered Taxable Year may be amended from time to time by NCM Inc. with the consent of the Audit Committee (i) in connection with a Determination affecting such NCM Inc. Tax Benefit Schedule, (ii) to correct inaccuracies in the original NCM Inc. Tax Benefit Schedule identified as a result of the receipt of additional factual information relating to a Covered Taxable Year after the date the NCM Inc. Tax Benefit Schedule was provided to the Founding Members and the ESA Parties, (iii) to reflect a change in the Realized Tax Benefit or Realized Tax Detriment for such Covered Taxable Year attributable to a carryback or carryforward of a loss or other tax item to such Covered Taxable Year, (iv) to reflect a change in the Realized Tax Benefit or Realized Tax Detriment for such Covered Taxable Year attributable to an amended Tax Return filed for such Covered Taxable Year (provided, however, that such a change attributable to an audit of a Tax Return by an applicable Taxing Authority shall not be taken into account on an amended NCM Inc. Tax Benefit Schedule unless and until there has been a Determination with respect to such change), or (v) to comply with the expert’s determination under the Reconciliation Procedures. At the time NCM Inc. delivers such an amended NCM Inc. Tax Benefit Schedule (an “Amended NCM Inc. Tax Benefit Schedule”) to the Founding Members and the ESA Parties it shall (x) deliver to the Founding Members and the ESA Parties schedules and work papers providing reasonable detail regarding the preparation of the Amended NCM Inc. Tax Benefit Schedule and an Advisory Firm Letter supporting such Amended NCM Inc. Tax Benefit Schedule and (y) allow the Founding Members and the ESA

Parties reasonable access to the appropriate representatives at NCM Inc., NCM LLC, and the Advisory Firm in connection with their review of such schedule. Each Amended NCM Inc. Tax Benefit Schedule shall become final and binding on the Parties unless the Founding Members or the ESA Parties, within 30 calendar days after receiving such Amended NCM Inc. Tax Benefit Schedule, provides NCM Inc. with a written notice of a material objection to such Amended NCM Inc. Tax Benefit Schedule made in good faith and specifying the reasons for such material objection. If the Founding Members or the ESA Parties, or both, and NCM Inc., negotiating in good faith, are unable to successfully resolve the issues raised in such written notice within 60 calendar days after such Amended NCM Inc. Tax Benefit Schedule was delivered to the Founding Members and the ESA Parties, the Founding Members or the ESA Parties, or both, and NCM Inc. shall employ the Reconciliation Procedures.

(c) Applicable Principles.

(1) The Realized Tax Benefit or Realized Tax Detriment for each Covered Taxable Year is intended to measure the decrease or increase in the actual Covered Tax liability of NCM Inc. for such Covered Taxable Year attributable to any Basis Adjustments, the Initial ESA Modification Payments, any Positive Theatre Access Adjustments, any Negative Theatre Access Adjustments, and Imputed Interest, determined using a “with and without” methodology and based on the Parties’ interpretation of applicable law as of the date hereof. Any subsequent change in an individual Party’s interpretation of applicable law (or potentially differing interpretation by the Advisory Firm), or actual change in applicable law, may result in a change in the procedures and methodologies utilized for purposes of this Agreement, provided that any such change in procedures and methodologies is agreed to by each Party to this Agreement and approved by the Advisory Firm for purposes of issuing the Advisory Firm Letter (subject to the Reconciliation Procedures if the Parties are unable to reach unanimous agreement with respect to such change within 60 calendar days of such change being first proposed by a Party).

(2) For purposes of this Agreement, any Tax items that may potentially reduce gross taxable income (“Tax Reduction Items”) shall be divided as between (i) those Tax Reduction Items that are attributable to any Basis Adjustments, any Initial ESA Modification Payments, any Positive Theatre Access Adjustments, any Negative Theatre Access Adjustments, or Imputed Interest (the “TRA Portion”), and (ii) all other Tax Reduction Items (the “Non-TRA Portion”). With respect to any Covered Taxable Year, the use of any current Tax Reduction Items, and the use of any Tax Reduction Items attributable to any carryovers or carrybacks, will be deemed utilized in a manner that first applies the amount of any Non-TRA Portion, and then applies the amount of any TRA Portion (with the TRA Portion being applied on a proportionate basis determined by the relative amount of each Tax Reduction Item that comprises such TRA Portion); provided, however, that in the case of any carryback of a Non-TRA Portion to a prior Covered Taxable Year, such carryback shall not affect the original “with and without” calculation in such prior Covered Taxable Year to the extent that the original “with” calculation is not affected under applicable law. Carryovers or carrybacks of any TRA Portion or Non-TRA Portion shall be considered to be subject to the rules of the Code (or any successor U.S. Federal Income Tax statute) and the Treasury Regulations or the appropriate provisions of U.S. state and local income and franchise Tax law, as applicable, governing the use, limitation and expiration of carryovers or carrybacks of the relevant type.

(3) As an example of the intended operation of the principles in the preceding paragraph, assume that: (i) in the first Covered Taxable Year, $250 of gross taxable income arose and was reduced by a $100 TRA Portion (which resulted in a Hypothetical Tax Liability of $100 under the “without” calculation and an actual tax liability of $60 under the “with” calculation); (ii) in the second Covered Taxable Year, $0 of gross taxable income arose along with both a TRA Portion of $100 ($50 attributable to Basis Adjustments and $50 attributable to Initial ESA Modification Payments) and a Non-TRA Portion of $200 (attributable to general operating expenses); (iii) in the third Covered Taxable Year, $100 of gross taxable income arose along with a $100 TRA Portion; (iv) in the fourth Covered Taxable Year, $250 of gross taxable income arose along with a $100 TRA Portion; and (v) any unutilized TRA Portions and Non-TRA Portions are both able to be carried back and carried over under applicable law. Using the intended operating principles set forth in the preceding paragraph, the following results would be deemed to occur: (a) in the second Covered Taxable Year, the $100 TRA Portion and the $200 Non-TRA Portion arising in the second Covered Taxable Year would be carried back to the first Covered Taxable Year and $150 of the $200 Non-TRA Portion would be deemed utilized for purposes of modifying the original “with” and “without” calculations in such first Covered Taxable Year (resulting in a Hypothetical Tax Liability of $40 under the modified “without” calculation and an actual tax liability of $0 under the modified “with” calculation, with no net change in Realized Tax Benefits arising with respect to such first Covered Taxable Year for purposes of this Agreement); (b) also in the second Covered Taxable Year, the remaining $50 Non-TRA Portion and $100 TRA Portion unutilized after being carried back as against the first Covered Taxable Year would remain unutilized in the second Covered Taxable Year as against $0 of gross taxable income; (c) in the third Covered Taxable Year, the remaining $50 Non-TRA Portion and $100 TRA Portion carried over from the second Covered Taxable Year would be utilized in the third Covered Taxable Year by deeming the $50 Non-TRA Portion to be used first, followed by $50 of the TRA Portion with $25 attributable to Basis Adjustments and $25 attributable to Initial ESA Modification Payments (resulting in a Hypothetical Tax Liability of $20 under the “without” calculation and an actual tax liability of $0 under the “with” calculation, with Realized Tax Benefits of $20 arising in such third Covered Taxable Year for purposes of this Agreement); and (d) in the fourth Covered Taxable Year, the remaining unutilized $50 TRA Portion carried over from the second Covered Taxable Year, along with the unutilized $100 TRA Portion generated in the third Covered Taxable Year, would both be carried over into the fourth Covered Taxable Year and utilized along with the $100 TRA Portion generated in the fourth Covered Taxable Year (resulting in a Hypothetical Tax Liability of $100 under the “without” calculation and an actual tax liability of $0 under the “with” calculation, with Realized Tax Benefits of $100 arising in such fourth Covered Taxable Year for purposes of this Agreement).

ARTICLE III

PAYMENTS

SECTION 3.01. Exchange-Related Payments.

(a) Payments In Respect of NCM Inc. Tax Benefit Schedules. Except as provided in Section 3.03 below, within 45 calendar days of the delivery of a final NCM Inc. Tax Benefit Schedule to the Founding Members for any Covered Taxable Year: (i) NCM Inc. will pay to each Founding Member an amount equal to (x) such Founding Member’s Exchange-Related Allocable Share for such Covered Taxable Year, multiplied by (y) the Exchange-Related Tax Benefit Payment for such Covered Taxable Year; or, alternatively, (ii) each Founding Member will pay to NCM Inc. an amount equal to (x) such Founding Member’s Exchange-Related Allocable Share for such Covered Taxable Year, multiplied by (y) the Exchange-Related Tax Detriment Payment for such Covered Taxable Year.

(b) Payments In Respect of Amended NCM Inc. Tax Benefit Schedules. Except as provided in Section 3.03 below, within 45 calendar days of the delivery of a final Amended NCM Inc. Tax Benefit Schedule to the Founding Members for any Covered Taxable Year: (i) NCM Inc. will pay to each Founding Member an amount equal to (x) such Founding Member’s Exchange-Related Allocable Share for such Covered Taxable Year, multiplied by (y) the sum of (1) any increase in the amount of any Exchange-Related Tax Benefit Payment for such Covered Taxable Year, plus (2) any decrease in the amount of any Exchange-Related Tax Detriment Payment for such Covered Taxable Year; or, alternatively, (ii) each Founding Member will pay to NCM Inc. an amount equal to (x) such Founding Member’s Exchange-Related Allocable Share for such Covered Taxable Year, multiplied by (y) the sum of (1) any increase in the amount of any Exchange-Related Tax Detriment Payment for such Covered Taxable Year, plus (2) any decrease in the amount of any Exchange-Related Tax Benefit Payment for such Covered Taxable Year. As an example of the intended operation of clause (i) of the preceding sentence, if the original Exchange-Related Tax Benefit Payment paid in connection with an original NCM Inc. Tax Benefit Schedule was $100, and a subsequent change resulted in an Amended NCM Inc. Tax Benefit Schedule that gave rise to a $200 Exchange-Related Tax Benefit Payment, then NCM Inc. would pay the net increase in the Exchange-Related Tax Benefit Payment of $100 to the Founding Members based on each Founding Member’s Exchange-Related Allocable Share for the Covered Taxable Year to which the Amended NCM Inc. Tax Benefit Schedule relates. As an example of the intended operation of clause (ii) of the first sentence of this paragraph, if the original Exchange-Related Tax Benefit Payment paid in connection with an original NCM Inc. Tax Benefit Schedule was $100, and a subsequent change resulted in an Amended NCM Inc. Tax Benefit Schedule that gave rise to a $10 Exchange-Related Tax Detriment Payment (due to, for example, the imposition of interest charges in connection with a Determination), then the Founding Members would pay the total net difference of $110 (the sum of the $10 increase in the Exchange-Related Tax Detriment Payment plus the $100 decrease in the Exchange-Related Tax Benefit Payment) to NCM Inc. based on each Founding Member’s Exchange-Related Allocable Share for the Covered Taxable Year to which the Amended NCM Inc. Tax Benefit Schedule relates.

SECTION 3.02. ESA-Related Payments.

(a) Payments In Respect of NCM Inc. Tax Benefit Schedules. Except as provided in Section 3.03 below, and pursuant to the terms of Section 2.05(a)(ii) of the Exhibitor Services Agreements and Sections 5.1(b) and 6.4(b) of the NCM LLC Operating Agreement, within 45 calendar days of the delivery of a final NCM Inc. Tax Benefit Schedule to the ESA Parties for any Covered Taxable Year: (i) NCM LLC will pay to each ESA Party an amount equal to (x) such ESA Party’s ESA-Related Allocable Share for such Covered Taxable Year, multiplied by (y) the ESA-Related Tax Benefit Payment for such Covered Taxable Year; or, alternatively, (ii) each ESA Party will pay to NCM LLC an amount equal to (x) such ESA Party’s ESA-Related Allocable Share for such Covered Taxable Year, multiplied by (y) the ESA-Related Tax Detriment Payment for such Covered Taxable Year.

(b) Payments In Respect of Amended NCM Inc. Tax Benefit Schedules. Except as provided in Section 3.03 below, within 45 calendar days of the delivery of a final Amended NCM Inc. Tax Benefit Schedule to the ESA Parties for any Covered Taxable Year: (i) NCM LLC will pay to each ESA Party an amount equal to (x) such ESA Party’s ESA-Related Allocable Share for such Covered Taxable Year, multiplied by (y) the sum of (1) any increase in the amount of any ESA-Related Tax Benefit Payment for such Covered Taxable Year, plus (2) any decrease in the amount of any ESA-Related Tax Detriment Payment for such Covered Taxable Year; or, alternatively, (ii) each ESA Party will pay to NCM LLC an amount equal to (x) such ESA Party’s ESA-Related Allocable Share for such Covered Taxable Year, multiplied by (y) the sum of (1) any increase in the amount of any ESA-Related Tax Detriment Payment for such Covered Taxable Year, plus (2) any decrease in the amount of any ESA-Related Tax Benefit Payment for such Covered Taxable Year. For the avoidance of doubt, the general principles set forth in this paragraph are intended to operate in the same manner as the general principles illustrated through the two examples set forth at the end of Section 3.01(b) of this Agreement with respect to Exchange-Related Payments.

SECTION 3.03. Suspension of Tax Benefit Payments Following Change Notice.

(a) Receipt of Change Notice. If any Party, or an affiliate of any Party, receives a 30-day letter, a final audit report, a statutory notice of deficiency, or similar written notice from any Taxing Authority relating to the Tax treatment of either the Initial Deemed Exchange, the Initial ESA Modification Payments, any Positive Theatre Access Adjustments, any Negative Theatre Access Adjustment, or any Subsequent Deemed Exchanges, or any other Tax matter relating to this Agreement (a “Change Notice”), which, if sustained, would result in (i) a reduction in the amount of Realized Tax Benefit (or the increase in the amount of Realized Tax Detriment) with respect to a Covered Taxable Year preceding the Taxable Year in which the Change Notice is received or (ii) a reduction in the amount of any Exchange-Related Tax Benefit Payments or ESA-Related Tax Benefit Payments that either NCM Inc. or NCM LLC, respectively, would be required to pay to the Founding Members or the ESA Parties, respectively, for any Covered Taxable Years after and including the Taxable Year in which the Change Notice is received (collectively, the “Potential Reduction”), prompt written notification (and a copy of the Change Notice) shall be delivered by the Party, or its affiliate, receiving such Change Notice to each other Party to this Agreement.

(b) Suspension of Payments. From and after the date such Change Notice is received, any Exchange-Related Payments required to be made by NCM Inc. or any ESA-Related Payments required to be made by NCM LLC under this Agreement, or both, as appropriate based on the adjustments proposed in the Change Notice, will instead be paid by NCM Inc. or NCM LLC, or both, as appropriate, to a national bank mutually agreeable to the affected Parties to act as escrow agent to hold such funds in escrow pursuant to an escrow agreement until a Determination is received with respect to the Change Notice.

(c) Release of Escrowed Funds. If a Determination results in no adjustment in any Exchange-Related Payments or ESA-Related Payments under this Agreement, then the escrowed funds (along with any net interest earned on such funds, and less the out-of-pocket expenses incurred by NCM Inc. or NCM LLC in administering the escrow and in contesting the Determination) shall be distributed to the affected Founding Members or ESA Parties in accordance with their respective Exchange-Related Allocable Shares or ESA-Related Allocable Shares, respectively. If a Determination results in an adjustment in any Exchange-Related Payments or ESA-Related Payments under this Agreement, then the escrowed funds (along with any net interest earned on such funds) shall be distributed (i) to NCM Inc. or NCM LLC, as appropriate, in an amount equal to the out-of-pocket expenses incurred by NCM Inc. or NCM LLC in administering the escrow and in contesting the Determination and (ii) to the relevant Parties (which, for the avoidance of doubt and depending on the nature of the adjustments, may include NCM Inc. or NCM LLC, or both) in accordance with the recalculated Exchange-Related Payments or ESA-Related Payments determined under Sections 3.01(b) and 3.02(b) of this Agreement and set forth one or more Amended NCM Inc. Tax Benefit Schedules.

SECTION 3.04. No Duplicative Payments; Other Matters. No duplicative payment of any amount (including interest) will be required under this Agreement. Any Exchange-Related Payment or ESA-Related Payment to be made by any Party under this Agreement shall be made by wire transfer of immediately available funds to the bank accounts specified by the relevant recipient (subject to, in the case of the Founding Members and the ESA Parties, the rights of offset described in Section 5.03). For the avoidance of doubt, no Exchange-Related Payments or ESA-Related Payments shall be made in respect of estimated tax payments, including, without limitation, estimated Federal Income Tax payments.

ARTICLE IV

TERMINATION

SECTION 4.01. Early Termination of Agreement. At any time after the date of this Agreement, NCM Inc. may terminate its obligations under this Agreement, or NCM LLC may terminate its obligations under this Agreement, or both NCM Inc. and NCM LLC may terminate their obligations under this Agreement, in whole or in part, with the consent of the Audit Committee by paying to the Founding Members or the ESA Parties, or both, as applicable, the Early Termination Payment determined as of the date of the Early Termination Notice. Upon payment of the Early Termination Payment, NCM Inc. or NCM LLC, or both, as applicable, shall have no further payment obligations under this Agreement with respect to the portion of the obligations to which the Early Termination Payment relates (which in the case of a complete termination of this Agreement by both NCM Inc. and NCM LLC, would mean that both NCM Inc. and NCM LLC would have no further obligations under this Agreement).

SECTION 4.02. Early Termination Notice. If NCM Inc. or NCM LLC, or both, choose to exercise the right of early termination under Section 4.01 above, NCM Inc. shall deliver to the Founding Members or the ESA Parties, or both, as applicable, a notice (the “Early Termination Notice”) specifying the intention to exercise such right. At the time NCM Inc. delivers the Early Termination Notice, NCM Inc. shall also (i) deliver schedules and work papers providing reasonable detail regarding the calculation of the Early Termination Payment in a manner consistent with the guidelines set forth in Section 4.03 of this Agreement (such schedules and work papers comprising the “Early Termination Payment Schedule”) and an Advisory Firm Letter supporting such Early Termination Payment Schedule and (b) allow the Founding Members or the ESA Parties, or both, as applicable, reasonable access to the appropriate representatives at NCM Inc., NCM LLC, and the Advisory Firm in connection with the review of such Early Termination Payment Schedule. The Early Termination Payment Schedule shall become final and binding on the relevant Parties unless a Founding Member or ESA Party, within 30 calendar days after receiving such Early Termination Schedule, provides NCM Inc. with written notice of a material objection to such Early Termination Schedule made in good faith and specifying the reasons for such material objection. If the relevant Parties, negotiating in good faith, are unable to successfully resolve the issues raised in such Early Termination Schedule within 60 calendar days after such Early Termination Schedule was delivered, the relevant Parties shall employ the Reconciliation Procedures.

SECTION 4.03. Payment Upon Early Termination.

(a) Payment. Within 3 calendar days after the Early Termination Payment Schedule becomes final, NCM Inc. or NCM LLC, or both, as applicable, shall pay to the Founding Members or the ESA Parties, or both, as applicable, an amount equal to the Early Termination Payment multiplied by their respective Adjusted Allocable Shares. Such payment shall be made by wire transfer of immediately available funds to a bank account designated by each relevant Founding Member or ESA Party entitled to receive a payment.

(b) Determination of Early Termination Payment. The Early Termination Payment determined as of the date of the Early Termination Payment Schedule shall equal the present value, discounted at the Early Termination Rate, of all Exchange-Related Tax Benefit Payments or ESA-Related Tax Benefit Payments, or both, that would be required to be paid by NCM Inc. or NCM LLC, or both, to the Founding Members or the ESA Parties, or both, as applicable, during the period from the date of the Early Termination Notice through the Scheduled Termination Date using the Valuation Assumptions.

SECTION 4.04. No Other Right of Early Termination. For the avoidance of doubt, a Founding Member or an ESA Party shall not be entitled to cause an early termination of this Agreement.

SECTION 4.05. Term of Agreement. Unless terminated at any earlier time in accordance with the provisions of this Article IV, the term of this Agreement begins as of the date hereof and will continue until 90 days following the expiration of all applicable statutes of limitations (including any waivers or extensions) with respect to any Covered Taxable Years for which Exchange-Related Payments or ESA-Related Payments are made.

ARTICLE V

SUBORDINATION AND LATE PAYMENTS

SECTION 5.01. Subordination. Notwithstanding any other provision of this Agreement to the contrary, any Exchange-Related Payment or all or any portion of any Early Termination Payment to be made by NCM Inc. to the Founding Members under this Agreement (an “NCM Inc. Payment”) shall rank (i) subordinate and junior in right of payment to any principal, interest or other amounts due and payable in respect of any current or future secured obligations of NCM Inc. and (ii) pari passu with any current or future unsecured obligations of NCM Inc. Notwithstanding any other provision of this Agreement to the contrary, any ESA-Related Payment or all or any portion of any Early Termination Payment to be made by NCM LLC to the ESA Parties under this Agreement (an “NCM LLC Payment”) shall rank (i) subordinate and junior in right of payment to any principal, interest or other amounts due and payable in respect of any current or future secured obligations of NCM LLC and (ii) pari passu with any current or future unsecured obligations of NCM LLC.

SECTION 5.02. Late Payments by NCM Inc. or NCM LLC. The amount of all or any portion of an NCM Inc. Payment or NCM LLC Payment not made to the Founding Members or the ESA Parties, respectively, when due under the terms of this Agreement shall be payable together with any interest thereon, computed at the Agreed Rate and commencing from the date on which such NCM Inc. Payment or NCM LLC Payment was due and payable.

SECTION 5.03. Rights of Offset. At NCM Inc.’s discretion, the amount of all or any portion of a payment payable by a Founding Member under the terms of this Agreement may be offset against such Founding Member’s distributions that would otherwise be received by such Founding Member from NCM LLC and against any payments owed to such Founding Member by NCM Inc. under this Agreement. At NCM LLC’s discretion, the amount of all or any portion of a payment payable by an ESA Party under the terms of this Agreement may be offset against such ESA Party’s Theatre Access Fee payments (and any Supplemental Theatre Access Fee payments) that would otherwise be made under the terms of such ESA Party’s Exhibitor Services Agreement.

SECTION 5.04. Late Payments by the Founding Members or ESA Parties. After applying the rights of offset described in Section 5.03 of this Agreement and after receiving any payments from a Founding Member or an ESA Party under this Agreement, in each case at the time a payment by a Founding Member or an ESA Party is first due and payable under this Agreement, the amount of any remaining unsatisfied payment obligation by such Founding Member or ESA Party shall be immediately due an payable in accordance with the provisions of Article III, and, to the extent not timely paid, subject to further offset under Section 5.03 of this Agreement together with interest thereon, computed at the Agreed Rate and commencing from the date on which such payment was due and payable.

ARTICLE VI

NO DISPUTES; CONSISTENCY; COOPERATION

SECTION 6.01. Participation In NCM Group Tax Matters. Except as otherwise provided herein, and except as otherwise provided in Section 5.2(l) of the NCM Inc. Certificate of Incorporation and Sections 4.3(a) and 4.3(b)(vii) of the NCM LLC Operating Agreement, NCM Inc. shall have full responsibility for, and sole discretion over, all Tax matters concerning any Relevant NCM Taxpayer, including, without limitation, the preparation, filing or amending of any Tax Return and defending, contesting or settling any issue pertaining to Taxes. Notwithstanding the foregoing, NCM Inc. shall notify the Founding Members and the ESA Parties of, and keep them reasonably informed with respect to, and the Founding Members and the ESA Parties shall have the right to participate in and monitor at their own expense (but, for the avoidance of doubt, not to control), the portion of any audit of the Relevant NCM Taxpayers by a Taxing Authority the outcome of which is reasonably expected to affect the Founding Members’ or the ESA Parties’ rights under this Agreement. NCM Inc. shall provide to the Founding Members and the ESA Parties reasonable opportunity to provide information and other input to NCM Inc. and its advisors concerning the conduct of any such portion of such audits. No Relevant NCM Taxpayer shall settle or otherwise resolve any audit or other challenge by a Taxing Authority relating to Realized Tax Benefits or Realized Tax Detriments that are subject of this Agreement without the consent of the Audit Committee and the Founding Members and the ESA Parties, which consent the Founding Members and the ESA Parties shall not unreasonably withhold, condition or delay.

SECTION 6.02. Consistency. Unless there is a Determination to the contrary, the Relevant NCM Taxpayers, the Founding Members and the ESA Parties, on their own behalf and on behalf of each of their affiliates, agree to report and cause to be reported for all Tax purposes, including U.S. Federal Income, state and local income and franchise Tax purposes, all Tax-related items relating to this Agreement (including, without limitation, the Initial ESA Modification Payments, the Initial Deemed Exchange, any Positive Theatre Access Adjustments, any Negative Theatre Access Adjustments, any Subsequent Deemed Exchanges, any Basis Adjustments, any Imputed Interest, any Exchange-Related Payments, and any ESA-Related Payments) in a manner consistent with that specified in any schedule, letter or certificate required to be provided by or on behalf of the Relevant NCM Taxpayers under this Agreement. In the event that an Advisory Firm is replaced with another firm acceptable to the Audit Committee, such replacement Advisory Firm shall be required to perform its services under this Agreement using procedures and methodologies consistent with the previous Advisory Firm, unless otherwise required by law or unless NCM Inc., the Audit Committee, the Founding Members, and the ESA Parties agree to the use of other procedures and methodologies.

SECTION 6.03. Cooperation. The Founding Members and the ESA Parties shall (and shall cause their affiliates to) (a) furnish to the Relevant NCM Taxpayers in a timely manner such information, documents and other materials as the Relevant NCM Taxpayers may reasonably request for purposes of making any determination or computation necessary or appropriate under this Agreement, preparing any Tax Return or contesting or defending any audit, examination or controversy with any Taxing Authority, (b) make its employees available to the Relevant NCM Taxpayers and their representatives to provide explanations of documents and materials and such other information as the Relevant NCM Taxpayers or their representatives may reasonably request in connection with any of the matters described in clause (a) above, and (c) otherwise reasonably cooperate in connection with the Relevant NCM Taxpayers’ efforts to administer this Agreement.

ARTICLE VII

GENERAL PROVISIONS

SECTION 7.01. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed duly given and received (a) on the date of delivery if delivered personally, or by facsimile upon confirmation of transmission by the sender’s fax machine if sent on a Business Day (or otherwise on the next Business Day) or (b) on the first Business Day following the date of dispatch if delivered by a recognized next-day courier service. All notices hereunder shall be delivered as set forth in Exhibit A to the NCM LLC Operating Agreement (in the case of NCM Inc. and the Founding Members), and as set forth in Section 15.01 of each of the Exhibitor Services Agreements (in the case of NCM LLC and the ESA Parties), or pursuant to such other instructions as may be designated in writing by the Party to receive such notice. Any Party may change its address or fax number by giving the other Parties written notice of its new address or fax number in the manner set forth above.

SECTION 7.02. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Parties, it being understood that all Parties need not sign the same counterpart.

SECTION 7.03. Entire Agreement; No Third Party Beneficiaries. This Agreement constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the Parties with respect to the subject matter hereof. This Agreement shall be binding upon and inure solely to the benefit of each Party hereto and their respective successors and permitted assigns, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

SECTION 7.04. Governing Law; Submission to Jurisdiction.

(a) Governing Law. This Agreement is to be construed in accordance with and governed by the internal laws of the State of Delaware without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of Delaware to the rights and duties of the Parties.

(b) Jurisdiction. Each Party hereto agrees that any legal action or other legal proceeding relating to this Agreement or the enforcement of any provision of this Agreement shall be brought or otherwise commenced exclusively in any state or federal court located in Delaware or in New York, New York. Subject to the preceding sentence, each Party hereto:

(1) expressly and irrevocably consents and submits to the jurisdiction of each state and federal court located in New York, New York (and each appellate court located in the State of New York) in connection with any such legal proceeding, including to enforce any settlement, order or award;

(2) consents to service of process in any such proceeding in any manner permitted by the laws of the State of New York, and agrees that service of process by registered or certified mail, return receipt requested, at its address specified pursuant to Section 7.01 is reasonably calculated to give actual notice;

(3) agrees that each state and federal court located in New York, New York shall be deemed to be a convenient forum;

(4) waives and agrees not to assert (by way of motion, as a defense or otherwise), in any such legal proceeding commenced in any state or federal court located in New York, New York, any claim that such Party is not subject personally to the jurisdiction of such court, that such legal proceeding has been brought in an inconvenient forum, that the venue of such proceeding is improper or that this Agreement or the subject matter hereof or thereof may not be enforced in or by such court; and

(5) agrees to the entry of an order to enforce any resolution, settlement, order or award made pursuant to this Section by the state and federal courts located in New York, New York and in connection therewith hereby waives, and agrees not to assert by way of motion, as a defense, or otherwise, any claim that such resolution, settlement, order or award is inconsistent with or violative of the laws or public policy of the laws of the State of New York or any other jurisdiction.

(c) Costs and Expenses. In the event of any action or other proceeding relating to this Agreement or the enforcement of any provision of this Agreement, the prevailing Party (as determined by the court) shall be entitled to payment by the non-prevailing Party of all costs and expenses (including reasonable attorneys’ fees) incurred by the prevailing Party, including any costs and expenses incurred in connection with any challenge to the jurisdiction or the convenience or propriety of venue of proceedings before any state or federal court located in New York, New York.

SECTION 7.05. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

SECTION 7.06. Successors; Assignment. Each Founding Member and each ESA Party may not assign this Agreement to any Person without the prior written consent of NCM Inc., NCM LLC, and the Audit Committee. NCM Inc. and NCM LLC may not assign this Agreement to any Person without the prior written consent of the Audit Committee, the Founding Members, and the ESA Parties.

SECTION 7.07. Titles and Subtitles. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

SECTION 7.08. Withholding. NCM Inc. and NCM LLC and the Escrow Agent shall be entitled to deduct and withhold from any payment payable pursuant to this Agreement such amounts as NCM Inc. and NCM LLC and the Escrow Agent are required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or other Tax law. To the extent that amounts are so withheld and paid over to the appropriate Taxing Authority by NCM Inc. or NCM LLC or the Escrow Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the relevant Founding Member or ESA Party.

SECTION 7.09. Reconciliation Procedures. In the event that one or more Parties are unable to resolve a disagreement within the relevant period designated in this Agreement, the matter shall be submitted for determination to a nationally recognized expert in the particular area of disagreement employed by a nationally recognized accounting firm or a law firm (other than the Advisory Firm), which expert is mutually acceptable to all affected Parties and the Audit Committee. After a matter has been submitted to an expert for resolution, the expert will use its reasonable best efforts to resolve the matter within 30 calendar days. If the matter is not resolved before any payment that is the subject of a disagreement is due or any Tax Return reflecting the subject of a disagreement is due, such payment shall be made on the date prescribed by this Agreement and such Tax Return may be filed as prepared by NCM Inc. or other Relevant NCM Taxpayer, subject to potential adjustment or amendment upon resolution. The costs and expenses relating to the engagement of the expert shall be borne by the Party that did not have the prevailing position, or if a compromise is reached by the expert or by the affected Parties prior to a resolution by the expert, the costs and expenses will be borne equally by the affected Parties. The determinations of the expert pursuant to this Section 7.09 shall be binding on the affected Parties absent manifest error.

SECTION 7.10. Indemnification. The liabilities and obligations of the Founding Members and the ESA Parties under this Agreement shall be several and not joint.

[Signature Page Follows]

IN WITNESS WHEREOF, NCM Inc., NCM LLC, the Founding Members, and the ESA Parties have duly executed this Agreement as of the date first written above.

NATIONAL CINEMEDIA, INC.	NATIONAL CINEMEDIA LLC

By:	By:
Name:	Name:
Title:	Title:

REGAL CINEMEDIA HOLDINGS, LLC	REGAL CINEMAS, INC.

By:	By:
Name:	Name:
Title:	Title:

CINEMARK MEDIA, INC.	CINEMARK USA, INC.

By:	By:
Name:	Name:
Title:	Title:

AMERICAN MULTI-CINEMA, INC

By:
Name:
Title:

[Signature Page to Tax Receivable Agreement]

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